UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CROSSHAIR EXPLORATION & MINING CORP.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	N/A
(state of incorporation	(IRS Employer Identification No.)
or organization)

Suite 1240, 1140 West Pender Street, Vancouver, B.C., Canada	V6E 4G1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, no par value	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]
Securities Act registration statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the registrant’s common shares, no par value, is incorporated by reference to the sections captioned “Item 10 – Additional Information – Authorized/Issued Capital” and “Item 10 –Additional Information – Memorandum and Articles of Association” contained in the registrant’s Registration Statement on Form 20-F, initially filed with the Securities and Exchange Commission on April 25, 2006, and as subsequently amended.

ITEM 2	EXHIBITS

     Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROSSHAIR EXPLORATION & MINING CORP.

Date: May 2, 2007	By: /s/ Mark J. Morabito
Mark J. Morabito
President and CEO